EXHIBIT 10.4
[*] denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
EXECUTION COPY
AMENDMENT NO. 2 to UNSECURED SUBORDINATED LOAN AGREEMENT
          THIS AMENDMENT NO. 2 to UNSECURED SUBORDINATED LOAN AGREEMENT (this “Amendment”) is being executed and delivered as of September 15, 2008, by and among MIDWAY GAMES INC., a Delaware corporation (the “Borrower”), as Borrower, and NATIONAL AMUSEMENTS, INC., a Maryland corporation, as Lender (the “Lender”). All capitalized terms used herein without definition shall have the same meanings as set forth in the hereinafter identified and defined Credit Agreement.
W I T N E S S E T H:
          WHEREAS, the Lender and the Borrower have entered into that certain Unsecured Subordinated Loan Agreement, dated as of February 29, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, the Borrower has requested that the Lender agree to amend the Credit Agreement, as set forth herein, and the Lender has agreed to so amend the Credit Agreement on the terms and conditions of this Amendment;
          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein, the representations and warranties of the Borrower in Section 2 hereof, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower and the Lender, such parties hereby agree as follows:
     1. Amendments. As of the date hereof, the Credit Agreement is hereby amended as follows:
     “Factoring Agreement” shall mean that certain Factoring Agreement, dated as of September 15, 2008, by and among Midway, as seller, the Lender, as purchaser, and MAG, as servicer, as amended, restated, supplemented or otherwise modified and in effect.
     “Segregated Accounts” shall mean any of (i) Midway’s deposit account number [*] maintained with Bank of America, N.A., (ii) Midway’s deposit accounts number [*] or [*] maintained with Wells Fargo Bank, National Association, or (iii) any other deposit account designated by Midway as a “Permanent Segregated Account” with the consent of the Lender.
     (b) The definition of “Permitted Disposition” appearing in Section 1.1 of the Credit Agreement is hereby amended (i) to insert the additional clause, “(l) sales of Accounts and related assets pursuant to the Factoring Agreement” immediately after clause (k) therein and (ii) to redesignate the final clause in such definition from “(l)” to “(m)”.
     (c) Section 2.1(b)(ii) of the Credit Agreement is hereby amended to insert the words “(but excluding any amounts on deposit in any Segregated Account)” immediately after the words “in the aggregate” appearing therein.

     (d) Section 6.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          6.19 Excess Cash. Unless otherwise agreed by the Lender, in the event that the aggregate outstanding principal amount of all “Term Loans” and “Advances” under and as defined in the Secured Loan Facility plus the aggregate outstanding principal amount of all “Advances” under and as defined in the Unsecured Loan Facility shall equal or exceed $40,000,000 as of the close of business on the Business Day immediately preceding the last Business Day of any calendar week (each such day, a “Testing Date”), on or before the close of business on the Business Day following such Testing Date the Borrower shall issue instructions to each depository bank or other financial institution at which the Borrower or any of its Subsidiaries maintains deposit accounts (other than any Segregated Account or any deposit accounts maintained in Japan or Australia and excluding any amounts on deposit to cash collateralize any letter of credit reimbursement obligations) to cause an amount equal to any excess in increments of $1,000,000 of:
i.	the then available cash balances in such accounts as of such Testing Date after giving effect to all receipts and other payments due or owing to or from such accounts, over

ii.	(a) Prior to the date Midway has designated with the consent of the Lender a “Permanent Segregated Account” (as such term is defined in the definition of “Segregated Account” hereunder), $14,000,000; or

(b) At any time thereafter, $10,000,000
to be transferred to the Lender’s Account on or before the Business Day after such Testing Date (or, in the case of funds transferred from an account located outside of the United States, the second Business Day after such Testing Date) for application to the outstanding Obligations hereunder in accordance with the terms hereof; provided that after giving effect to such application the aggregate outstanding principal amount of the Advances hereunder shall not be less than $10,000,000.
     (e) Section 7.13 of the Credit Agreement is hereby amended to insert the words “for the Factoring Agreement, or” immediately after the word “Except” appearing therein.
     (f) Article 8 of the Credit Agreement is hereby amended to delete the word “or” appearing at the end of Section 8.15, to insert the word “; or” in place of the period at the end of Section 8.16, and to insert the following new section at the end of such Article:

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     8.17 The occurrence of an “Event of Termination” under and as defined in the Factoring Agreement.
     2. Representations and Warranties. The Borrower hereby represents and warrants that after giving effect to the terms of this Amendment (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
     3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same instrument. A signature page sent to the Lender or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.
     4. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
     5. Governing Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Illinois.
[Signature Pages Follow]

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MIDWAY GAMES INC.,
as Borrower

By	/s/ Matthew V. Booty
Title Interim President and Chief Executive Officer
Signature Page to
Amendment No. 2
to Unsecured Subordinated Loan Agreement

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

NATIONAL AMUSEMENTS, INC.,
a Maryland corporation, as Lender

By:	/s/ Richard J. Sherman
Title: Vice President
Signature Page to
Amendment No. 2
to Unsecured Subordinated Loan Agreement

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.